ARTICLES OF AMENDMENT TO THE
                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          THE NETWORK CONNECTION, INC.


         Pursuant to the provisions of Section 14-2-1006 of the Georgia Business Corporation Code, the undersigned Corporation hereby adopts the following Articles of Amendment to the Second Amended and Restated Articles of
Incorporation: NOW, THEREFORE, the undersigned hereby certifies as follows:

         FIRST: The name of the Corporation is: THE NETWORK CONNECTION, INC.

         SECOND: The following amendments were duly adopted by the Directors of the Corporation as of July 23, 1999, and were duly adopted by the Shareholders of the Corporation on September 17, 1999, all in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code:

        RESOLVED, that the first paragraph of Article V. of the Corporation's Second Amended and Restated Articles of Incorporation be, and hereby is, amended in its entirety to read as follows:

                                   ARTICLE V.

         The aggregate number of shares of capital stock which the Corporation shall have authority to issue is FORTY TWO MILLION FIVE HUNDRED THOUSAND (42,500,000) shares consisting of:

            (a) 40,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"); and

            (b) 2,500,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").
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         IN WITNESS  WHEREOF,  the  Corporation  has caused  these  Articles  of
Amendment to the Second Amended and Restated Articles of Incorporation to be signed by its duly authorized officer this 6th day of October, 1999.


                                           THE NETWORK CONNECTION, INC., a
                                           Georgia corporation


                                           By:
                                                   ----------------------------

                                           Name:
                                                   ----------------------------

                                           Title:
                                                   ----------------------------